United States

Securities and Exchange Commission

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2005

Arena Resources, Inc.

(Exact Name of Registrant as Specified in its Charter)

               Nevada

             333-46164

     73-1596109

(State or other jurisdiction

(Commission File Number)

(I.R.S. Employer

    of incorporation)

Identification No.)

4920 South Lewis Street, Suite 107, Tulsa, Oklahoma 74105

(Address of principal executive offices)

Registrant’s telephone number, including area code  (918) 747-6060

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CPR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CPR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CPR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Arena Resources, Inc. (the “Company”) entered into a Securities Purchase Agreement on July 7, 2005 with a group of equity investors who agreed to acquire 970,874 shares of the Company’s $.001 par value common stock at a price of $10.30 per share, for a total transaction value of $10 million.  Under the terms of the Securities Purchase Agreement, certain of the investors shall also receive assignments of the call option rights held by the Company relating to 149,658 shares of the Company’s currently outstanding common stock.

The transactions contemplated by the Securities Purchase Agreement were closed on July 12, 2005, at which time certificates representing the 970,874 shares of the Company’s common stock were issued, in exchange for the $10 million purchase price.

The investors who are parties to the Securities Purchase Agreement receiving common stock consist of Peninsula Fund, LP; Peninsula Catalyst Fund, LP; Peninsula Catalyst QP Fund, LP; JVL Global Energy, LP; JVL Global Energy (QP), LP; Navitas Fund, LP; Belridge Energy Advisors, LP; Westcliff Aggressive Growth, LP; Westcliff Energy Partners, LP; Westcliff Partners, LP; Westcliff Long/Short, LP; Westcliff Master Fund, LP; Westcliff Capital Management Profit Sharing Plan; Westcliff Small Cap Fund, LP; Westcliff Ventures Fund, LP; and Paul B. Loyd, Jr.

Item 3.02.  Unregistered Sales of Equity Securities.

As noted under Item 1.01 above, on July 12, 2005, pursuant to the terms of the Securities Purchase Agreement, the Company issued a total of 970,874 shares of its $.001 par value common stock for an aggregate price of $10 million.  The shares were issued in a transaction not involving a public offering and were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 (including Regulation D promulgated thereunder).

The entities and individual to whom the shares were issued had access to full information concerning the Company and each represented that the shares were acquired for their own account and not for the purpose of distribution.  The certificates for the shares contain a restrictive legend advising that the shares may not be offered for sale, sold or otherwise transferred without having first been registered under the Securities Act of 1933 or pursuant to an exemption from registration under the Act.  The shares were placed directly by the Company, and there was no underwriter involved and no commissions paid in this transaction.

The purchasers of the common stock are identified under Item 1.01 above.

Item 9.01.  Financial Statements and Exhibits.

(c)

Exhibits.

A copy of the Securities Purchase Agreement is filed herewith as Exhibit 10.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARENA RESOURCES, INC.

Date: July 13, 2005

By:

/s/ William R. Broaddrick

William R. Broaddrick

Vice President

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